Exhibit 99.1

Logiq Expects Q4 2021 Record Revenue of $12.3 Million, up more than 87%; Gross Margin Reached 34.0%, up from 21.1%

New York, NY – January 6, 2022 – Logiq, Inc. (OTCQX: LGIQ, NEO: LGIQ), a global provider of consumer acquisition solutions, reported preliminary unaudited results for its fourth quarter and full year ended December 31, 2021.

Revenue for the fourth quarter is expected to total a record $12.3 million, up 87% from $6.6 million in the same year-ago quarter.

Gross margin for the quarter is also expected to expand to record levels, exceeding 34.0%. This compares to 29.5% in the previous quarter and 21.1% in the same year-ago quarter.

These results exceed the company’s earlier revenue guidance for the fourth quarter by $2.3 million, reflecting an exceptionally strong finish to the year. It also puts full year revenue on track to total approximately $36.5 million. Gross margin for Q4 2021 is expected to exceed earlier guidance by a hundred basis points.

“Our improving revenue performance throughout 2021 demonstrates our team’s commitment to driving a transformation of our business overall and providing visibility on future profitability,” stated Brent Suen, president of Logiq. “As we refocused our efforts on higher quality, more profitable revenue streams and adjusted to the changing market dynamics, we also drove strong gross margin improvement every quarter of 2021. In fact, our gross margin more than doubled in Q4 2021 compared to the full year of 2020.”

“We believe this strong progress across the board is keeping us on the path to profitability for both of our business segments,” continued Suen. “It also advances our plans to separate our DataLogiq and AppLogiq businesses into two independent publicly traded companies as another way to further unlock shareholder value.”

The company recently reported it had finalized its agreement with Lovarra, a fully-reporting public company, to transfer Logiq’s AppLogiq assets into Lovarra. The transfer is now nearly complete.

“Our strong performance and planned separation of our businesses has also strengthened our position with several M&A targets we have been pursuing,” added Suen. “We have a number of acquisition candidates, and believe that such targets would be accretive to EBITDA overall.”

The company believes it already has the funding and advisors in place to facilitate such potential transactions, although there can be no assurances that any will be completed as planned.

Suen added: “Looking ahead in 2022, we anticipate our momentum to continue to build, driven by the increasing demand for fintech/m-commerce solutions in emerging markets worldwide and high-growth e-commerce market segments in the U.S. Finding high buying intent consumers has become increasingly important to our customers, and this is where we believe that Logiq excels beyond anyone else in the industry. We believe we’re still very much in the early stages of growth, so we expect 2022 to be our biggest year yet.”

Based upon its potential deal pipeline, which includes M&A and potential partnerships or client relationships, the company has set a goal of $50 million to $75 million in annualized revenue by the end of 2022 for both business segments and profitability by early 2023.

The company plans to report its full year results and host an investor conference call in March.

About Logiq

Logiq, Inc. is a leading provider consumer acquisition solutions to brands and agencies. The company’s Consumer Marketplace provides data-driven lead generation services across more than 14 market verticals, from home repair and insurance to mortgage lending and refinancing.

The company’s Digital Marketing business includes a holistic, self-serve ad tech platform. Its proprietary data-driven, AI-powered solutions allows brands and agencies to advertise across thousands of the world’s leading digital and Connected TV publishers.

Connect with Logiq: Website | LinkedIn | Twitter| Facebook.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, the closing of the distribution of Lovarra stock and complete separation of Logiq’s AppLogiq and DataLogiq business into two public companies, the taxable nature of such transaction and the ability to obtain FINRA approval of such stock dividend, our ability to successfully locate and consummate the contemplated strategic transactions, the structure of any such transaction, timing of such transaction, and the valuation of the businesses after completion of any such transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

Company Contact

Brent Suen, President
Logiq, Inc.
Email contact

Media & Investor Contact

Ronald Both or Justin Lumley
CMA Investor & Media Relations
Tel (949) 432-7566
Email contact

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